
                                                                   Exhibit 10.20

                       ACCREDITED HOME LENDERS HOLDING CO.

                           DEFERRED COMPENSATION PLAN



                            Effective January 1, 2003

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                               TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ......................................................  1
     1.1    "Account(s)" ...................................................  1
     1.2    "AHL California" ...............................................  1
     1.3    "Basic Deferral" ...............................................  1
     1.4    "Bonus Deferral" ...............................................  2
     1.5    "Benchmark Fund" ...............................................  2
     1.6    "Beneficiary" ..................................................  2
     1.7    "Benefit(s)" ...................................................  2
     1.8    "Board of Directors" or "Board" ................................  2
     1.11   "Code" .........................................................  2
     1.12   "Commission Deferral" ..........................................  2
     1.13   "Committee" ....................................................  2
     1.14   "Company" ......................................................  2
     1.15   "Company Contributions" ........................................  3
     1.16   "Company Stock" ................................................  3
     1.17   "Deferrals" ....................................................  3
     1.18   "Deferral Subaccount" ..........................................  3
     1.19   "Director" .....................................................  3
     1.20   "Disability" ...................................................  3
     1.21   "Distribution Date" ............................................  3
     1.22   "Effective Date" ...............................................  3
     1.23   "Election" .....................................................  3
     1.24   "Eligible Individual" ..........................................  3
     1.25   "Employer" .....................................................  3
     1.26   "Entry Date" ...................................................  3
     1.27   "ERISA" ........................................................  3
     1.29   "In-Service Distribution Date" .................................  4
     1.30   "Interest" .....................................................  4
     1.31   "Interest Rate" ................................................  4
     1.32   "Retirement" ...................................................  4
     1.33   "Open Enrollment Period" .......................................  4
     1.34   "Participant" ..................................................  4
     1.35   "Plan" .........................................................  4
     1.36   "Plan Year" ....................................................  4
     1.37   "Service" ......................................................  4
     1.38   "Trust" ........................................................  5
     1.39   "Trust Agreement" ..............................................  5
     1.40   "Trustee" ......................................................  5
     1.41   "Year of Service" ..............................................  5

ARTICLE II ELIGIBILITY .....................................................  5
     2.1    Eligibility. ...................................................  5
     2.2    Commencement of Participation. .................................  5
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                               TABLE OF CONTENTS
                                  (continued)

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     2.3    Cessation of Participation ......................................  5
     2.4    Cessation of Eligibility ........................................  5

ARTICLE III DEFERRALS AND CONTRIBUTIONS .....................................  5
     3.1    Basic Deferrals .................................................  5
     3.2    Bonus Deferrals and Commission Deferrals ........................  6
     3.3    Company Contributions ...........................................  7
     3.4    Limitations on Deferrals ........................................  7
     3.5    No Withdrawal ...................................................  8

ARTICLE IV COMPANY STOCK ....................................................  8
     4.1    Maximum Number of Shares ........................................  8
     4.2    Adjustment for Changes in Capital Structure .....................  8
     4.3    Determination of Company Stock Fair Market Value ................  8
     4.4    Shareholder Rights ..............................................  8

ARTICLE V VESTING ...........................................................  9
     5.1    Vesting of Participants' Accounts ...............................  9
     5.2    Vesting Upon Plan Termination ...................................  9

ARTICLE VI ACCOUNTS ......................................................... 10
     6.1    Accounts ........................................................ 10
     6.2    Interest Credited to Accounts at Least Monthly .................. 10
     6.3    Determination of Interest Rate .................................. 10

ARTICLE VII BENEFIT DISTRIBUTIONS AND ACCOUNT WITHDRAWALS ................... 10
     7.1    Benefit Amount .................................................. 10
     7.2    Timing of Distributions ......................................... 11
     7.3    Method of Distribution .......................................... 11
     7.4    Election of In-Service Distribution Date ........................ 12
     7.5    Distribution Upon Death of Participant .......................... 13
     7.6    Distribution Upon Disability of Participant ..................... 14
     7.7    Financial Hardship Withdrawal ................................... 14
     7.8    Early Withdrawal ................................................ 14
     7.9    Limitation on Distributions to Covered Employees ................ 15
     7.10   Supplemental Death Benefit ...................................... 15
     7.11   Tax Withholding ................................................. 16

ARTICLE VIII BENEFICIARIES .................................................. 16
     8.1    Designation of Beneficiary ...................................... 16
     8.2    No Designated Beneficiary ....................................... 16

ARTICLE IX TRUST OBLIGATION TO PAY BENEFITS ................................. 16
     9.1    Transfers to the Trust .......................................... 16
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                               TABLE OF CONTENTS
                                  (continued)

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     9.2   Source of Benefit Payments ......................................  16
     9.3   Investment Discretion ...........................................  16
     9.4   No Secured Interest .............................................  17

ARTICLE X PLAN ADMINISTRATION, AMENDMENT AND TERMINATION ...................  17
     10.1  Committee Powers and Responsibilities ...........................  17
     10.2  Indemnification .................................................  18
     10.3  Claims Procedure ................................................  18
     10.4  Decisions of the Committee ......................................  19
     10.5  Plan Amendment ..................................................  19
     10.6  Plan Termination ................................................  19

ARTICLE XI MISCELLANEOUS ...................................................  19
     11.1  No Assignment ...................................................  19
     11.2  No Secured Interest .............................................  19
     11.3  Successors ......................................................  20
     11.4  No Employment Agreement .........................................  20
     11.5  Attorneys' Fees .................................................  20
     11.6  Governing Law ...................................................  20
     11.7  Entire Agreement ................................................  20

                       ACCREDITED HOME LENDERS HOLDING CO.
                           DEFERRED COMPENSATION PLAN

                            Adopted October 23, 2002
                      Shareholder Approved October 23, 2002
                            Effective January 1, 2003

     The Accredited Home Lenders Holding Co. Deferred Compensation Plan (the "Plan") is adopted effective as of January 1, 2003, by Accredited Home Lenders, Inc., a California corporation ("AHL California"), and by AHL California's wholly-owned subsidiary, Accredited Home Lenders Holding Co., a Delaware corporation (the "Company"). The Board's of Directors of AHL California and the Company approved the Plan on October 23, 2002. Shareholders of AHL California and the Company approved the Plan on October 23, 2002. Effective as of (i) the merger transaction by which AHL California becomes a wholly-owned subsidiary of the Company, and (ii) the closing of the Company's initial public offering, the Company shall become the sponsor of the Plan. The first Plan Year shall begin effective as of January 1, 2003. The Plan has been adopted primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of both the Company and AHL California. Accordingly, it is intended that this Plan be exempt from the requirements of Parts II, III and IV of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. This Plan is intended to be an unfunded, nonqualified deferred compensation plan. Plan participants shall have the status of unsecured creditors of the Company with respect to the payment of Plan benefits.

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

     1.1 "Account(s)" means the book entry account(s) established under the Plan for each Participant to which are credited the Participant's Basic Deferrals, Bonus Deferrals, Commission Deferrals, Company Contributions and the Interest (if any) with respect thereto. Account balances shall be reduced by any distributions made to the Participant or the Participant's Beneficiary(ies) therefrom and any charges that may be imposed on such Account(s) pursuant to the terms of the Plan. Separate Subaccounts may be established to which shall be credited a Participant's Deferrals for each separate Plan Year, the Company Contributions, if any, and the Interest with respect thereto. Where Subaccounts have been established, Account shall refer to all of the Participants' Subaccounts, collectively, as the context may require.

     1.2 "AHL California" means Accredited Home Lenders, Inc., a California corporation.

     1.3 "Basic Deferral" means the percentage of a Participant's (i) salary and/or (ii) directors fees which the Participant elects to defer pursuant to
Article III.

     1.4 "Bonus Deferral" means the percentage of a Participant's bonus which the Participant elects to defer pursuant to Article III.

     1.5 "Benchmark Fund" shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Article V.

     1.6 "Beneficiary" means one, some, or all (as the context shall require) of those persons, trusts or other entities designated by a Participant to receive the undistributed value of his or her Account following the Participant's death.

     1.7 "Benefit(s)" means the total vested amount credited to a Participant's Account or Subaccount and may include the supplemental death benefit payable in accordance with Section 7.10.

     1.8 "Board of Directors" or "Board" means the Board of Directors of the Company. If one or more committees have been appointed by the Board to determine employee eligibility under the Plan, Company Contributions to be made to the Plan, or to exercise any other Company discretion with respect to such Plan, "Board" also means such committee(s).

     1.9 "Cause" shall mean a termination of employment for any of the following reasons: (i) theft, dishonesty or falsification of business records; (ii) improper use or disclosure of confidential or proprietary information regarding the Company; (iii) failure of an Employee to perform his or her job, including all assigned duties; (iv) any material breach of a written employment agreement which is not cured pursuant to the terms of the agreement; (v) an Employee's conviction of a criminal act which impairs his or her ability to perform duties for the Company; or (vi) any action by an Employee which has a detrimental effect on the business of the Company.

     1.10 "Change in Control" shall mean: (i) the acquisition by an individual "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) or entity or a group of individuals or entities acting in concert, directly or indirectly, through one transaction or a series of related transactions, of more than 50% of the outstanding voting securities of the Company; (ii) a merger or consolidation of the Company with or into another entity after which the stockholders of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity; or (iii) a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if and to the extent that the Company completes the initial registration of its securities under Section 12 of the Exchange Act.

     1.11 "Code" means the Internal Revenue Code of 1986, as amended.

     1.12 "Commission Deferral" means the percentage of a Participant's commissions which the Participant elects to defer pursuant to Article III.

     1.13 "Committee" means the Deferred Compensation Committee composed of such individuals as may be appointed by the Board which shall function as the Plan Administrator.

     1.14 "Company" means Accredited Home Lenders Holding Co., a Delaware corporation, and any successor organization thereto.

     1.15 "Company Contributions" means the amount, if any, of Company contributions awarded to a Participant pursuant to Article III.

     1.16 "Company Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

     1.17 "Deferrals" means that percentage of a Participant's salary, directors fees, bonuses and/or commissions which is deferred pursuant to this Plan.

     1.18 "Deferral Subaccount" means the Subaccount to which a Participant's Deferrals for a particular year are credited.

     1.19 "Director" means each member of the Board of Directors who is not otherwise an employee of the Company.

     1.20 "Disability" means a termination of Service on account of a determination by the insurer under the Company's long-term disability insurance policy that the Participant is disabled and eligible for long-term disability benefits under such policy.

     1.21 "Distribution Date" means the date on which distribution of a Participant's Benefits is made or commenced pursuant to Article VII.

     1.22 "Effective Date" means the date on which the Plan shall be first effective, which is January 1, 2003.

     1.23 "Election" means the form on which a Participant (i) elects to make Deferrals pursuant to Article III, and (ii) elects a Distribution Date, and
(iii) elects the method by which his or her Benefits will be distributed. The Election shall be in such form as may be prescribed by the Committee.

     1.24 "Eligible Individual" means (i) a Director and (ii) an employee of the Employer who is a member of the select group of management and highly compensated employees as more particularly described in Article II and who has been designated by the Committee, in its sole discretion, as eligible to participate in the Plan.

     1.25 "Employer" means (i) the Company (ii) AHL California (iii) Accredited Home Capital, Inc. or (iv) any other subsidiary of the Company or AHL California that has adopted this Plan.

     1.26 "Entry Date" means the first day of any Plan Year and, as to an Eligible Individual, the date which is thirty (30) days from the date on which such Eligible Individual is first notified by the Committee of his or her eligibility to participate in the Plan.

     1.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.28 "Good Reason" means: (i) a Participant's compensation, including salary, bonus and perquisites, are reduced from the compensation level in effect for Participant during the year preceding the Change in Control (or such shorter period of time as the Participant was employed by the Company); or (2) without the Participant's consent, the relocation of the principal place of the Participant's employment to a location that is more than fifty (50) miles from the Participant's current place of employment; or (3) a material diminution of the Participant's title or duties with the Company.

     1.29 "In-Service Distribution Date" means the date on which distribution of a Participant's Deferral Subaccount is made or commenced pursuant to Section 7.4.

     1.30 "Interest" means the investment return or loss determined in accordance with Article V which shall be credited to the applicable Participants' Subaccounts.

     1.31 "Interest Rate" shall have the meaning as set forth in Section 6.3.

     1.32 "Retirement" means the Participant's termination of Service, if the sum of such Participant's age and Years of Service with the Employer equal or exceed seventy (70). A Participant who terminates Service with the Employer and resumes Service more than 6 months after his or her original termination date, will not have his or her Service with the Employer prior to his or her original termination date count for purposes of determining Retirement. Notwithstanding the foregoing, the Committee shall have the sole and absolute discretion to determine on a case by case basis that such prior Service may be counted for purposes of Retirement. The Committee will notify any rehired Participant if the Committee has determined to count such prior Service, and in the absence of such notification from the Committee, such Service shall not be counted for purposes of Retirement.

     1.33 "Open Enrollment Period" means such period as the Committee may specify which ends prior to the first day of each Plan Year, or, with respect to an Eligible Individual who first becomes eligible to participate in the Plan during a Plan Year, ends within thirty (30) days of becoming an Eligible Participant.

     1.34 "Participant" means an Eligible Individual who has elected to participate in the Plan by executing and submitting an Election to the Committee. A Participant shall also mean an Eligible Individual for whom Company Contributions are made, regardless of whether such Eligible Individual has executed and submitted an Election.

     1.35 "Plan" means the Accredited Home Lenders Holding Co. Deferred Compensation Plan, effective January 1, 2003, as it may be amended from time to time.

     1.36 "Plan Year" means the 12-month period beginning on each January 1 and ending on the following December 31.

     1.37 "Service" means the Participant's employment with the Employer on a substantially full-time basis, or service as a Director. A Participant's Service shall include periods of employment or service with any Employer regardless of whether such Employer has adopted this Plan. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity under which the Participant renders Service to the Company, provided there is no interruption or termination of Participant's Service. A Participant's Service shall terminate upon an actual termination of Service, whether by death, Disability, or otherwise. Subject to the foregoing, the Committee, in its discretion, shall determine whether Participant's Service has terminated and the effect of such termination.

     1.38 "Trust" means any trust, including a grantor trust within the meaning subpart E, part I, subchapter J, chapter I, subtitle A of the Code, created by the Trust Agreement, to hold Deferrals and Company Contributions.

     1.39 "Trust Agreement" means the trust agreement entered into between the Company and First American Trust, FSB, effective January 1, 2003, and any amendments thereto.

     1.40 "Trustee" means the Trustee named in the Trust Agreement and any duly appointed successor or successors thereto.

     1.41 "Year of Service" means 12 consecutive months of Service.

                                   ARTICLE II

                                   ELIGIBILITY

     2.1 Eligibility. Eligibility for participation in the Plan shall be limited to Directors and a select group of management or highly compensated employees of the Employer, who are designated by the Committee, in its sole discretion, as eligible to participate in the Plan. Eligible Individuals shall be notified as to their eligibility to participate in the Plan.

     2.2 Commencement of Participation. An Eligible Individual may begin participation in the Plan upon any Entry Date, subject to the execution and submission of an Election pursuant to Article III. In addition, participation of an Eligible Individual who has not otherwise commenced participation in the Plan, shall commence when a Company Contribution is made to the Account of such Eligible Individual pursuant to the provisions of Section 3.3.

     2.3 Cessation of Participation. Active participation in the Plan shall end when a Participant's Service terminates for any reason or at such time as a Participant is notified by the Committee, pursuant to Section 2.4, below, that he or she is no longer eligible to participate in the Plan. Upon termination of Service or eligibility, a Participant shall remain an inactive Participant in the Plan until all of the vested Benefits to which he or she is entitled under this Plan have been paid in full.

     2.4 Cessation of Eligibility. The Committee may at any time, in its sole discretion, notify any Participant that he or she is not eligible to participate in the Plan, or is not eligible for Company Contributions in any Plan Year.

                                   ARTICLE III

                           DEFERRALS AND CONTRIBUTIONS

     3.1  Basic Deferrals.

          3.1.1 An Eligible Individual may elect to reduce his or her salary and/or director fees by the percentage set forth in a written and signed Election filed with the Committee, subject to the provisions of this Article
III. The Basic Deferrals shall not be paid to the Participant, but shall be withheld from the Participant's salary and/or director fees and an amount equal to the Basic Deferrals shall be credited to the Participant's applicable Deferral Subaccount.

          3.1.2 The Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which such Election applies. Unless revoked, an Election shall remain in effect until changed by the Participant during a subsequent Open Enrollment Period.

          3.1.3 A Participant may revoke his or her salary deferral Election at any time during the Plan Year. Upon such revocation, no further salary deferrals shall be made for the balance of the Plan Year in which the revocation was made. Thereafter, a Participant may resume salary deferrals by completing a new Election during the Open Enrollment Period for any subsequent Plan Year.

          3.1.4 Each Election to make Basic Deferrals shall apply only to salary and/or director fees earned after the effective date of such Election.

          3.1.5 For the purpose of determining an Eligible Individual's Basic
Deferrals: (i) "salary" shall mean the base salary paid by the Employer, but shall not include bonuses, commissions, overtime, incentive payments, non-monetary awards, auto allowances and other forms of additional compensation, or any other form of compensation, whether taxable or non-taxable; and (ii) "director fees" shall mean those fees paid by the Company to a Director.

     3.2  Bonus Deferrals and Commission Deferrals.

          3.2.1 In addition to the Basic Deferral Election described above, each Eligible Individual may elect to defer a percentage of each bonus and/or commission which are earned or paid in the Plan Year with respect to which such Bonus and/or Commission Deferral Election is made by filing a written Election with the Committee, subject to the provisions of this Article III. The Bonus Deferrals and/or Commission Deferrals shall not be paid to the Participant, but shall be withheld from the Participant's bonus and/or commissions and an amount equal to the Bonus Deferrals and/or Commission Deferrals, as applicable, shall be credited to the Participant's applicable Deferral Subaccount.

          3.2.2 The Bonus and/or Commission Deferral Election must be filed with the Committee during the Open Enrollment Period for the Plan Year to which the Election applies. A Bonus and/or Commission Deferral Election shall remain in effect until changed or revoked by the Participant during a subsequent Open Enrollment Period. The Bonus and/or Commission

Deferral Election may be revoked or changed only during an Open Enrollment Period and such revocation or change may be prospective only.

          3.2.3 For the purposes of determining an Eligible Individual's Bonus Deferrals and/or Commission Deferrals: (i) "bonus" shall mean amounts, if any, payable under any bonus policies maintained by the Employer; and (ii) "commission" shall mean amounts, if any, earned under any commission policies maintained by the Employer. A Participant's Bonus/Commission Deferral Election shall apply to any bonus and/or commission which is earned in the Plan Year to which such Election applies, regardless of when the bonus/commission is paid.

     3.3 Company Contributions. A Participant's Subaccount shall be credited with any Company Contributions, in such amounts and at such times as the Company may, in its sole discretion, determine and communicate to the Participant.

          3.3.1 Company Contributions shall be based upon the annual incentive, sales and/or commission policies, the profitability of the Company, the performance of the Participant, or such other factors as the Company shall consider appropriate, in its sole discretion. The Company shall be under no obligation to continue to make Company Contributions and may discontinue or change the amount or method of calculating the amount of such Company Contributions at any time.

          3.3.2 Company Contributions, in the Board's sole and absolute discretion, may be made either in the form of cash or, following an initial public offering of Company Stock in the form of whole shares of Company Stock, or in any combination of the foregoing. Any Company Contribution made in the form of Company Stock shall not be permitted to be sold, converted, liquidated, or otherwise transferred to any other investment under the Plan. Company Contributions made in the form of Company Stock will be distributed, in accordance with the terms and conditions of this Plan, solely in the form of Company Stock.

     3.4 Limitations on Deferrals. A Participant's Deferral Elections shall be subject to the following:

          3.4.1 A Participant must defer a minimum of $5,000 each Plan Year, or for any other Plan Year if such Participant begins participation in the Plan after July 1 of any Plan Year a minimum of $2,500. This required minimum deferral may be satisfied by Basic, Bonus and/or Commission Deferrals or a combination thereof. In the event the total amount deferred by a Participant in a Plan Year is less than the applicable minimum deferral amount, the Committee may, in its sole discretion, direct the Company to pay the amount deferred during that Plan Year to the Participant as soon as administratively feasible after the end of the Plan Year.

          3.4.2 A Participant may elect to defer up to a maximum of one hundred percent (100%) of his or her salary, director fees, bonus and/or commissions.

          3.4.3 The Basic, Bonus and/or Commission Deferrals elected by the Participant shall be reduced by the amount(s), if any, which may be necessary:

                3.4.3.1 To satisfy all applicable income and employment taxes withholding and FICA contributions;

                3.4.3.2 To pay all contributions elected by the Participant pursuant to any other Company benefit plan; and

                3.4.3.3 To satisfy all garnishments or other amounts required to be withheld by applicable law or court order.

     3.5 No Withdrawal. Except as provided in Sections 7.7 and 7.8 below, amounts credited to a Participant's Account may not be withdrawn by a Participant and shall be paid only in accordance with the provisions of this Plan.

                                   ARTICLE IV

                                  COMPANY STOCK

     4.1 Maximum Number of Shares. Subject to the closing of an initial public offering of Company Stock and subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Company Stock that may be issued under the Plan shall be Two Million (2,000,000) and shall consist of authorized but unissued or reacquired shares of Company Stock or any combination thereof. If Company Stock allocated to any Participant's account is forfeited on account of such Participant not being one hundred percent (100%) vested in any Company Contribution, then such shares of Company Stock forfeited shall again be available for issuance under the Plan.

     4.2 Adjustment for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to the number and class of shares which may be allocated to any Participant Subaccount. Notwithstanding the foregoing, any fractional share resulting from an event pursuant to this Section 4.2 shall be rounded down to the nearest whole number.

     4.3 Determination of Company Stock Fair Market Value. The value of any Company Stock awarded under the Plan or distributed from the Plan shall be equal to such Company Stock's fair market value determined subject to the following:

          4.3.1 If, on such date as determined by the Company, the Company Stock is listed on a national or regional securities exchange or market system, the fair market value of a share of Company Stock shall be the closing price of a share of Company Stock (or the mean of the closing bid and asked prices of a share of Company Stock if it is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Company Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Company Stock has traded on such securities exchange or market system, the date on which the fair market value shall be established shall be the last day on which the Company Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion.

          4.3.2 If, on such date as determined by the Company, the Company Stock is not listed on a national or regional securities exchange or market system, the fair market value of a share of Company Stock shall be determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

     4.4 Shareholder Rights. A Participant shall have no rights as a shareholder with respect to any shares of Company Stock which may be contributed by the Company to this Plan while the shares are held by the Trust. Notwithstanding the foregoing, Shares of Company Stock allocated to the Trust shall be entitled to receive such Shares prorata portion of any cash dividend declared by the Company. The Committee shall instruct the Trustee, in the Committee's sole and absolute discretion, on how to vote, or not vote, shares of Company Stock allocated to the Trust and nothing contained in this Plan shall be construed as permitting the Participant to vote any such shares of Company Stock held by the Trust.

                                    ARTICLE V

                                     VESTING

     5.1  Vesting of Participants' Accounts.

          5.1.1 Amounts credited to a Participant's Deferral Subaccounts shall always be one hundred percent 100% vested.

          5.1.2 Each Company Contribution shall have its own four year vesting schedule under which one hundred percent (100%) of the Company Contribution (as adjusted for earnings and losses if such Company Contribution was made in the form of cash) shall become vested upon the completion of four consecutive Years of Service with the Company after the date of the Company Contribution. Thus, a Participant shall only become one hundred percent (100%) vested in the entire amount of each Company Contribution (as adjusted for earnings and losses if such Company Contribution was made in the form of cash) on the fourth anniversary of the date of each Company Contribution was made, provided that the Participant has not terminated Service with the Employer prior to such anniversary.

          5.1.3 In the event of a Participant's Disability, Retirement or death, provided that at the time of such Participant's death the Participant was providing Service to the Employer, the Participant shall become one hundred percent (100%) vested in all Company Contributions. In addition, a Participant shall become one hundred percent (100%) vested in all Company Contributions in the event that if within one (1) year after a Change in Control the Participant's employment is terminated without Cause, or if the Participant resigns for Good Reason. The Committee shall determine whether a termination of Service is for Cause or on account of Good Reason in accordance with the Plan.

          5.1.4 The Board may, in its sole discretion, classify a Company Contribution or any part thereof as one hundred percent (100%) vested when made or may provide for a different vesting schedule than set forth above.

          5.1.5 At the time of any termination from Service, the Participant's non-vested Company Contribution Subaccount shall be forfeited. The Committee shall have the discretion to reinstate any such forfeitures if the Participant later becomes re-employed by the Employer.

     5.2 Vesting Upon Plan Termination. Notwithstanding any other provision in the Plan to the contrary, a Participant's Account shall be 100% vested upon the termination of the Plan.

                                   ARTICLE VI

                                    ACCOUNTS

     6.1 Accounts. Separate Subaccounts shall be established and maintained for each Participant. Each Participant's applicable Subaccounts shall be credited with the Participant's Basic Deferrals, Bonus Deferrals, Commission Deferrals and Company Contributions, if any, made for such Participant. Participants' Accounts shall be credited (debited) with the applicable Interest (if any), as set forth in this Article VI. Participants' Accounts shall be reduced by distributions therefrom and any charges which may be imposed on the Accounts pursuant to the terms of the Plan.

     6.2 Interest Credited to Accounts at Least Monthly. Each Subaccount shall be credited (debited) monthly, or more frequently as the Committee may specify, in an amount equal to the Subaccount balance on the first day of the prior month multiplied by the Interest Rate applicable to such Subaccount.

     6.3  Determination of Interest Rate.

          6.3.1 The Committee shall designate the particular funds or contracts which shall constitute the Benchmark Funds, and may, in its sole discretion, change or add to the Benchmark Funds; provided, however, that the Committee shall notify Participants of any such change prior to the effective date thereof.

          6.3.2 Each Participant may select among the Benchmark Funds and specify the manner in which each of his or her Subaccounts (except for any portion of his or her Company Contribution Subaccount which is in the form of Company Stock) shall be deemed to be invested, solely for purposes of determining the Participant's Interest Rate. Each year's salary, director fees, bonus and/or commission deferrals may have a separate investment election. The Committee shall establish and communicate the rules, procedures and deadlines for making and changing Benchmark Fund selections. The Company shall have no obligation to acquire investments corresponding to the Participant's Benchmark Fund selections.

          6.3.3 The Interest Rate is based on the asset unit value, net of administrative fees and investment management fees and other applicable fees or charges, of the Benchmark Fund(s) designated by the Committee and other applicable fees or charges. The Interest Rate may be negative if the applicable Benchmark Fund(s) sustain a loss.

                                  ARTICLE VII

                  BENEFIT DISTRIBUTIONS AND ACCOUNT WITHDRAWALS

     7.1 Benefit Amount. The value of the Participant's Benefit shall be equal to the vested value of the Participant's Subaccount(s) on the last day of the calendar quarter prior to the Distribution Date, or such other date as the Committee may specify, adjusted for Deferrals,

Company Contributions, and/or withdrawals which have been subsequently credited thereto or made therefrom prior to the Distribution Date.

     7.2 Timing of Distributions. Benefits shall be paid (or, payments shall commence) as soon as practicable after the earlier of:

          7.2.1 The first day of the month following the end of the quarter in which a Participant's employment with the Employer terminates; or

          7.2.2 The In-Service Distribution Date designated by the Participant;
or

          7.2.3 The date the Committee is notified that a Participant has died or after the Committee has determined that a Participant has incurred a Disability; or

          7.2.4 The first day of the month following the end of the quarter in which the Plan is terminated in accordance with Section 10.6.

     7.3  Method of Distribution.

          7.3.1 Distribution Methods. A Participant's Benefits shall be paid in one of the following methods, as specified in his or her most recent effective
Election:

                7.3.1.1 A single lump sum payment;

                7.3.1.2 In annual installment payments of substantially equal amounts over a period as provided below:

Reason for Distribution           Age/Years of Service      Installment Period
-----------------------           --------------------      ------------------

Termination of Employment          5+ Years of Service            5 Years

                                  10+ Years of Service          5/10 Years

                                  15+ Years of Service         5/10/15 Years

                                       Retirement              5/10/15 Years

Disability                                 N/A                 5/10/15 Years

In-Service Distribution Date               N/A                  2/3/4 Years

                7.3.1.3 A Participant may amend his or her Election as to the method of distribution by filing an amended Election provided, however, no such amended Election shall be effective unless it is filed at least twelve (12) months prior to the date on which the distribution is made or commenced.

          7.3.2 Company Stock. As provided in Section 3.3.2, if any portion of a Participant's Company Contribution was awarded in the form of Company Stock, then distributions of such Company Contributions shall be only made in the form of Company Stock. Fractional shares of Company Stock will not be distributed and if necessary fractional shares will be rounded down to the next whole share of Company Stock.

          7.3.3 Failure to Qualify for Installment Term Elected. If, at the time of his or her Distribution Date, a Participant who elects an installment distribution does not satisfy the requirements for an installment distribution or the installment term elected, then such Participant's Benefits shall be distributed in a single lump sum if the Participant is not eligible for any installment distribution or over the longest installment term for which the Participant is qualified on his or her Distribution Date.

          7.3.4 Installment Amounts. For purposes of this Section 7.3, installment distributions shall be paid in substantially equal annual payments under an installment methodology established by the Committee.

          7.3.5 Reemployed After Installments Begin. If a former Participant is reemployed after having begun to receive installment distributions from the Plan, then such former Participant, upon once again becoming an Eligible Individual, may begin a new period of participation in the Plan, provided, however, that the installment distributions previously commenced will continue to be paid to the Participant over the specified term.

          7.3.6 Minimum Account Balance Necessary for Installments. Notwithstanding anything to the contrary in Section 7.4, if a Participant's Account balance is less than $25,000 at the time elected to begin installment distributions, the Participant's Benefit will automatically be distributed in a single lump sum.

          7.3.7 Method of Distribution Following Plan Termination. All Benefits (including installments remaining on Benefits for which payment has commenced) shall be paid in a single lump sum cash (or if applicable stock) distribution as soon as administratively feasible following termination of the Plan.

     7.4  Election of In-Service Distribution Date.

          7.4.1 Initial Deferral Election. Upon filing the deferral Election for any Plan Year, a Participant may specify an In-Service Distribution Date for the Subaccount to which such Deferrals are credited, subject to the following:

                7.4.1.1 A Participant may elect an In-Service Distribution Date for all of the Benefits credited to such Subaccount.

                7.4.1.2 The In-Service Distribution Date for any Deferral Subaccount must be at least two (2) years after the end of the Plan Year for which Deferrals to such Subaccount are made.

          7.4.2 Company Contribution Distribution Election. If the Company informs any Participant that Company Contributions will be made on behalf of such Participant, then a

Participant may specify an In-Service Distribution Date for the Company Contribution, subject to the following:

                7.4.2.1 A Participant may not select any In-Service Distribution Date which would be prior to such Company Contribution becoming one hundred percent (100%) vested in accordance with Section 5.1.

                7.4.2.2 A Participant must elect an In-Service Distribution Date for the entire amount of any specific Company Contribution.

          7.4.3 Revocation or Amendment of Election. A Participant who has elected an In-Service Distribution Date may revoke and/or amend the In-Service Distribution Date Election by filing a revocation or an amended Election at least twelve (12) months in advance of the In-Service Distribution Date specified in the Election being revoked or amended. The amended In-Service Distribution Date must be in a Plan Year after the In-Service Distribution Date specified in the prior Election. If a Participant revokes an In-Service Distribution Date Election and does not provide another In-Service Distribution Date, the Participant shall be deemed to have elected to have the Benefit distributed at termination of employment. An In-Service Distribution Date Election for any Subaccount may be amended only twice.

          7.4.4 Termination Before the Planned Distribution Date. Notwithstanding any prior Election, if the Participant terminates Service with the Employer before his In-Service Distribution Date, distribution of the Participant's vested Account shall be made or commenced as soon as administratively feasible after the first day of the month following the end of the quarter in which the Service termination occurs and in the form elected for distributions at termination of Service.

          7.4.5 Termination After Commencement of Installment In-Service Distributions. Notwithstanding any prior Election, if the Participant terminates employment with the Employer while receiving installment In-Service Distributions, the remaining installments shall be immediately distributed in a single lump sum as soon as administratively feasible after the first day of the month following the end of the quarter in which the employment termination occurs.

          7.4.6 Absence of In-Service Distribution Election. If a Participant does not elect an In-Service Distribution Date in his or her Initial Deferral Election, Company Contribution Distribution Election, or if the Participant revokes an In-Service Distribution Date Election, the Participant will be deemed to have elected to have the Benefits credited to the relevant Subaccount distributed commencing upon his or her termination of employment, and such a deemed election shall be irrevocable.

     7.5 Distribution Upon Death of Participant. If a Participant dies before his or her Benefit payments have commenced, then such Participant's Benefits shall be paid to his or her designated Beneficiary in a single lump sum cash (or if applicable stock) distribution as soon as administratively feasible after the Committee is notified of the Participant's death and receives evidence satisfactory to it thereof. If a Participant dies after his or her Benefit distribution has commenced, his or her remaining Benefits shall be paid to the deceased Participant's Beneficiary in a single lump sum cash (or if applicable stock) distribution as soon as administratively feasible after the Committee is notified of the Participant's death and receives evidence satisfactory to it thereof.

     7.6 Distribution Upon Disability of Participant. If a Participant suffers a Disability before his or her Benefit payments have commenced, then such Participant's Benefits shall be paid in the optional form of distribution previously selected as soon as administratively feasible after the Committee is notified of the Participant's Disability and receives evidence satisfactory to it thereof.

     7.7 Financial Hardship Withdrawal. A Participant, or any former Participant who may be currently receiving installment distributions (collectively the "Participant" for purposes of this Section 7.7 only) may withdraw up to one hundred percent (100%) of the Benefits credited to his or her Deferral Subaccount(s) (Company Contributions are not eligible for this hardship withdrawal) as may be required to meet a sudden unforeseeable financial emergency of the Participant. Such hardship distribution shall be subject to the following provisions:

         7.7.1 The hardship withdrawal must be necessary to satisfy the unforeseeable emergency and no more may be withdrawn than is required to relieve the financial need after taking into account other resources that are reasonably available to the Participant for this purpose.

         7.7.2 The Participant must certify that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise;
(ii) by reasonablte liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; or
(iii) by borrowing from commercial sources on reasonable commercial terms.

         7.7.3 An unforeseeable financial emergency is a severe financial hardship to Participant resulting from a sudden and unexpected illness or accident of Participant or of a dependent of Participant (as defined in Section 152(a) of the Code), loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of Participant. Neither the need to pay tuition expenses on behalf of the Participant or the Participant's spouse or children nor the desire to purchase a home shall be considered an unforeseeable emergency.

         7.7.4 The Committee, in its sole discretion, shall determine if there is an unforeseeable financial emergency, if the Participant has other resources to satisfy such emergency and the amount of the hardship withdrawal that is required to alleviate the Participant's financial hardship.

         7.7.5 Upon receiving a financial hardship withdrawal, the Participant's Deferrals, if applicable, will be discontinued for the remainder of the Plan Year in which a financial hardship withdrawal occurs. Such Participants will, however, be eligible for any Company Contributions which may be made to the Plan on their behalf if the Participant is eligible for such Company Contributions.

     7.8 Early Withdrawal. Notwithstanding any other provision of the Plan, a Participant, or any former Participant who may be currently receiving installment distributions (collectively the "Participant" for purposes of this Section 7.8 only) may withdraw any portion of the Benefits credited to his or her Deferral Subaccounts at any time (Benefits credited to Company Contributions Subaccounts are not eligible for early withdrawal). Ninety percent (90%) of the requested amount shall be paid in a single lump sum distribution as soon as administratively feasible following the Participant's request. Upon such withdrawal, the remaining ten percent (10%) of the requested amount shall be forfeited and the Participant shall have no further right thereto. Upon electing an early withdrawal distribution, the Participant's Deferrals, if any, will be discontinued for the remainder of the Plan Year in which an early withdrawal occurs and for the entire succeeding Plan Year. Such Participants will, however, be eligible for any Company Contributions which may be made to the Plan on their behalf if the Participant is eligible for such Company Contributions. The minimum amount of such an early withdrawal shall be the lesser of $5,000 or 100% of the Benefits credited to the Participant's Deferral Subaccounts.

     7.9 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this Article VI in the event that the Participant is a "covered employee" as that term is defined in Section 162(m)(3) of the Code, or would be a covered employee if Benefits were distributed in accordance with his or her Benefit Distribution Election or early withdrawal request, the maximum amount which may be distributed from the Participant's Account in any Plan Year shall not exceed one million dollars ($1,000,000) less the amount of compensation paid to the Participant in such Plan Year which is not "performance-based" (as defined in Code Section 162(m)(4)(C)), which amount shall be reasonably determined by the Committee at the time of the proposed distribution. Any amount which is not distributed to the Participant in a Plan Year as a result of this limitation shall be distributed to the Participant in the next Plan Year, subject to compliance with the foregoing limitations set forth in this Section 7.9.

     7.10 Supplemental Death Benefit.

          7.10.1 A supplement death benefit in the amount of $50,000 shall be paid to the Beneficiary of an eligible Participant, who has satisfied the criteria set forth in Section 7.10.2.

          7.10.2 To be eligible for this supplemental death benefit, a Participant must have satisfied the following criteria prior to his or her death:

                 7.10.2.1 The Participant is eligible to participate in the Plan and, at the time of his or her death, had a current account balance (regardless of whether or not the Participant actually was making basic, director fees, bonus and/or commission deferrals at the time of his or her death);

                 7.10.2.2 The Participant was an active employee with the Employer at the time of his or her death;

                 7.10.2.3 The Participant completed and submitted an insurance application to the Committee; and

                 7.10.2.4 The Company subsequently purchased an insurance policy on the life of the Participant, with a death benefit of at least $50,000, and which policy is in effect at the time of the Participant's death.

          7.10.3 Notwithstanding any provision of this Plan or any other document to the contrary, the supplemental death benefit payable pursuant to this Section 7.10 shall be paid only if an insurance policy has been issued on the Participant's life and such policy is in force at the time of the Participant's death and the Company shall have no obligation with respect to the payment of the supplemental death benefit, or to maintain an insurance policy for any Participants.

          7.10.4 The supplemental death benefit provided under this Article VII shall be taxable income when paid.

     7.11 Tax Withholding. Distribution and withdrawal payments under this
Article VII shall be subject to all applicable withholding requirements for state and federal income taxes and to any other federal, state or local taxes that may be applicable to such payments. The Company shall have the right, but not the obligation, to deduct from the shares of Company Stock distributed from the Plan, that number of whole shares of Company Stock having a fair market value, as determined in accordance with Section 4.3, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such distributions. Alternatively or in addition, in its discretion, the Company shall have the right to require a Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with any distribution from the Plan. The fair market value of any shares of Company Stock withheld to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Trustee shall have no obligation to distribute shares of Company Stock from the Trust until the Company's tax withholding obligations have been satisfied by the Participant.

                                  ARTICLE VIII

                                  BENEFICIARIES

     8.1 Designation of Beneficiary. The Participant shall have the right to designate on such form as may be prescribed by the Committee, one or more Beneficiaries to receive any Benefits due under the Plan which may remain unpaid on the date of the Participant's death. The Participant shall have the right at any time to revoke such designation and to substitute one or more other Beneficiaries.

     8.2 No Designated Beneficiary. If, upon the death of the Participant, there is no valid Beneficiary designation, the Beneficiary shall be the Participant's surviving spouse. In the event there is no surviving spouse, then the Participant's Beneficiary shall be the Participant's estate.

                                   ARTICLE IX

                        TRUST OBLIGATION TO PAY BENEFITS

     9.1 Transfers to the Trust. The Employer may transfer the Deferrals and Company Contributions, if any, made by or on behalf of a Participant to the Trustee to be held pursuant to the terms of the Trust Agreement.

     9.2 Source of Benefit Payments. All benefits payable to a Participant hereunder shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are insufficient to pay a Participant's Benefits as provided under this Plan.

     9.3  Investment Discretion. The Benchmark Funds established pursuant to
Section 6.3 shall be for the sole purpose of determining the Interest Rate to be used for determining the Interest credited to the Participant's Deferral Subaccounts. Neither the Trustee nor the Committee shall have any obligation to invest the Participants' Account in accordance with his deemed investment directions or in any other investment. Notwithstanding the foregoing, any Company Contribution made in the form of Company Stock shall remain, under the Trust in the form of Company Stock allocated to any Participant's Company Contribution Subaccount, and such Company Stock shall be distributed from the Trust solely in the form of Company Stock.

     9.4 No Secured Interest. Except as otherwise provided by the Trust Agreement, the assets of the Trust, shall be subject to the claims of creditors of the Employer. Except as provided in the Trust Agreement, the Participant (or the Participant's Beneficiary) shall be a general unsecured creditor of the Employer with respect to the payment of Benefits under this Plan.

                                   ARTICLE X
                 PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

     10.1 Committee Powers and Responsibilities. The Committee shall have complete control of the administration of the Plan herein set forth with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Committee shall have the power and authority to:

          10.1.1 Construe the Plan and Trust Agreement to determine all questions that shall arise as to interpretations of the Plan's provisions including determination of which individuals are Eligible Individuals and the determination of the amounts credited to a Participant's Account, and the appropriate timing and method of Benefit payments;

          10.1.2 Establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner with respect to Elections, the establishment of Accounts and Subaccounts, and all other discretionary provisions of the Plan;

          10.1.3 Establish the rules and procedures by which the Plan will operate that are consistent with the terms of the Plan documents;

          10.1.4 Establish the rules and procedures by which the Plan shall determine and pay installment distributions and in-service distributions;

          10.1.5 Compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

          10.1.6 Adopt amendments to the Plan document which are deemed necessary or desirable to facilitate administration of the Plan and/or to bring these documents into compliance with all applicable laws and regulations, provided that the Committee shall not have the authority to adopt any Plan amendment that will result in substantially increased costs to the Company unless such amendment is contingent upon ratification by the Board before becoming effective;

          10.1.7 Employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Committee under the Plan as the Committee determines to be necessary and appropriate, including but not limited to attorneys, accountants, and benefit, financial and administrative consultants;

          10.1.8 Select, review and retain or change the Benchmark Funds which are used for determining the Interest Rate under the Plan;

          10.1.9 Direct the investment of the assets of the Trust, provided, however, that any Company Contribution made in the form of Company Stock may not be invested in any other form and must remain solely invested in Company Stock;

          10.1.10 Review the performance of the Trustee with respect to the Trustee's duties, responsibilities and obligations under the Plan and the Trust Agreement;

          10.1.11 Take such other action as may be necessary or appropriate to the management and investment of the Plan assets.

     10.2 Indemnification. To the extent permitted by law, the Company shall indemnify each member of the Committee, and any other Employee or member of the Board with duties under the Plan, against losses and expenses (including any amount paid in settlement) reasonably incurred by such person in connection with any claims against such person by reason of such person's conduct in the performance of duties under the Plan, except in relation to matters as to which such person has acted fraudulently or in bad faith in the performance of duties. Notwithstanding the foregoing, the Company shall not indemnify any person for any expense incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

     10.3 Claims Procedure. Benefits shall be provided from this Plan through procedures initiated by the Committee, and the Participant need not file a claim. However, if a Participant or Beneficiary believes he or she is entitled to a Benefit different from the one received, then the Participant or Beneficiary may file a claim for the Benefit by writing a letter to the Committee.

          10.3.1 If any claim for Benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days of the date the letter claiming benefits is received by the Committee. If special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant within the initial 90-day period.

          10.3.2 Notice of the denial shall set forth the following information:
(a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (d) an explanation that a full review by the Committee of the decision denying the claim may be requested by the claimant or his or her authorized representative by filing with the company, within 60 days after such notice has been received, a written request for such review; and (e) if such request is so filed, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60 day period specified in the preceding subparagraph.

          10.3.3 The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be promptly given a copy of the decision. The decision shall be in writing and shall include specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based and shall be written in a manner calculated to be understood by the claimant. No further legal action may be initiated claiming benefits under this Plan until the claims procedure set forth in this Article X is completed.

          10.3.4 If after review by the Committee a Participant or Beneficiary still seeks Benefits under the Plan, then any dispute or claim relating to or arising out of this Plan shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Diego, California.

     10.4 Decisions of the Committee. Decisions of the Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries. Any discretion granted to the Committee shall be exercised in accordance with rules and policies established by the Committee.

     10.5 Plan Amendment. This Plan may be amended by the Company at any time in its sole discretion. Additionally, the Plan may be amended upon an action of the members of the Committee subject to the provisions in Section 10.1. However, no amendment may be made that alters the nature of an Election or Benefit Distribution Election or which would reduce the amount credited to a Participant's Account on the date of such amendment.

     10.6 Plan Termination. The Company reserves the right to terminate the Plan in its entirety by an action of the Board at any time upon fifteen (15) days notice to the Participants. The termination of the Plan shall automatically revoke all outstanding Benefit Distribution Elections and all elections to have Benefits paid in installments. If the Plan is terminated, all benefits shall be paid as set forth in Section 7.3.7. Any amounts remaining in the Trust after all benefits have been paid shall revert to the Company.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 No Assignment. The right of any Participant, any Beneficiary or any other person to the payment of any benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

     11.2 No Secured Interest. The obligation of the Company to Participants under this Plan shall not be funded or otherwise secured, and shall be paid out of the general assets of the Company. Participants are general unsecured creditors of the Company with respect to the obligations hereunder and shall have no legal or equitable interest in the assets of the Company, including any assets as the Company may set aside or reserve against its obligations under this Plan.

     11.3 Successors. This Plan shall be binding upon and inure to the benefit of the Employee, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives.

     11.4 No Employment Agreement. Nothing contained herein shall be construed as conferring upon any Participant the right to continue in the employ of the Employer as an employee.

     11.5 Attorneys' Fees. If the Employer, the Participant, any Beneficiary, any beneficiary under an insurance policy purchased pursuant to Section 7.10, and/or a successor in interest to any of the foregoing, brings legal action to enforce any of the provisions of this Plan, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party's costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

     11.6 Governing Law. This Plan shall be construed in accordance with and governed by any applicable provisions of ERISA and the laws of the State of California.

     11.7 Entire Agreement. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and the Employer other than those as set forth or provided for herein.

     IN WITNESS WHEREOF, this Plan has been adopted by the Company and AHL California effective as of the Effective Date.

                                             ACCREDITED HOME LENDERS HOLDING CO.


Dated:___________________, 2002              By:_______________________________


                                             AHL CALIFORNIA


Dated:___________________, 2002              By:_______________________________